Exhibit 99.1

FOR IMMEDIATE RELEASE

Corebridge Financial Announces Third Quarter 2022 Results

•	Corebridge Financial, Inc. (“Corebridge” or the “Company”) completed its initial public offering and began trading on the New York Stock Exchange under the ticker symbol CRBG on September 15, 2022
•	Net income per share of $3.63 compared to $2.20 per share for the prior year quarter
•	Operating EPS[1] of $0.57 compared to $1.02 per share for the prior year quarter
•	Premiums and deposits of $8.8 billion reflect 23% year-over-year growth, with improvement in all four businesses
•	Base net investment spread expansion for Individual Retirement and Group Retirement businesses exceeded 5 basis points and 25 basis points on a prior year and sequential quarter basis, respectively
•	Ahead of plan to achieve $400 million of run rate savings from Corebridge Forward
•	Declared quarterly cash dividend of $0.23 per share of common stock on November 8, 2022

HOUSTON – November 9, 2022 – Corebridge Financial, Inc. (NYSE: CRBG) today reported financial results for the third quarter ended September 30, 2022. The results are the first quarterly earnings reported by the Company following the completion of its initial public offering during the third quarter of 2022 in which American International Group, Inc. (“AIG”) sold approximately 12.4% of Corebridge’s common stock.

Kevin Hogan, President and Chief Executive Officer of Corebridge, said “Our initial public offering marked an important milestone in our journey as Corebridge Financial. I want to thank all of our employees and partners who have worked together to build a strong company with a proud past and a bright future.”

“This was a very good quarter for Corebridge, and our performance demonstrates the power of our franchise and the competitive strengths of our businesses. We delivered robust sales and deposit flows across all four businesses and we are gaining momentum from some of the most attractive pricing conditions in recent history. Rising interest rates and wider credit spreads have led to an important inflection point where we have moved from base net investment spread compression to base net investment spread expansion.”

“We made significant progress on our growth, investment partnership and efficiency strategies, which will serve as the foundation to achieve our financial targets. As we look to the strength of our balance sheet, the consistency of our cash flows and the diversification of our businesses and earnings sources, we are confident in our ability to return significant capital to shareholders through a combination of dividends and share repurchases.”

[1]
This release refers to financial measures not calculated in accordance with generally accepted accounting principles (non-GAAP); definitions of non-GAAP measures and reconciliations to their closest GAAP measures, as well as more information on key operating metrics and key terms, can be found in “Non-GAAP Financial Measures” or “Key Operating Metrics and Key Terms” below

FOR IMMEDIATE RELEASE
CONSOLIDATED RESULTS

	Three Months Ended September 30,
($ in millions, except per share data)	2022	2021
Net income attributable to common shareholders	$2,351	$1,420
Income per common share attributable to common shareholders	$3.63	$2.20
Operating EPS	$0.57	$1.02
Book value per common share	$11.67	$56.60
Adjusted book value per common share	$33.90	$44.55
Pre-tax income	$3,102	$1,953
Adjusted pre-tax operating income	$423	$872
Premiums and deposits	$8,785	$7,116
Net investment income	$2,160	$3,005
Net investment income (APTOI basis)	$2,031	$2,568
Base portfolio income - insurance operating businesses	$1,996	$1,893
Variable investment income (loss) - insurance operating businesses	$(1)	$564
Corporate and other	$36	$111
Return on average equity	96.9%	15.6%
Adjusted return on average equity	6.8%	9.4%

For the third quarter of 2022, net income was $2.4 billion compared to $1.4 billion in the prior year quarter. The change largely was driven by higher realized gains partially offset by lower net investment income. The company also completed its annual actuarial assumption review during the quarter which reduced pre-tax income by $6 million in the current quarter compared to $144 million in the prior year quarter.

Adjusted pre-tax operating income (“APTOI”) was $423 million, a 51% decline compared to the prior year quarter largely related to the impact from capital markets and structural changes in the business profile, including implementation of the Company’s new capital structure, as well as divestitures. Challenging global capital markets drove lower variable investment income as well as lower fee income in Individual Retirement and Group Retirement. These declines were partially offset by higher base spread income, a comparatively better impact from the annual actuarial assumption review and improved mortality experience when compared to the prior year quarter.

Premiums and deposits were $8.8 billion, up from $7.1 billion in the prior year quarter.2 These results reflect strong Individual Retirement deposits, solid Group Retirement deposits and steady Life Insurance premiums and deposits. Additionally, the Company benefited from increased transactional activity in its Group Retirement and Institutional Markets businesses. Excluding transactional businesses such as pension risk transfer, guaranteed investment contracts and Group Retirement plan acquisitions, premiums and deposits were up 11%.

[2]	Excludes deposits from the sale of our retail mutual fund business that were sold to Touchstone on July 16, 2021, or otherwise liquidated in connection with the sale

FOR IMMEDIATE RELEASE
Net investment income was $2.2 billion, a 28% decline compared to the prior year quarter largely driven by lower variable investment income. Net investment income on an APTOI basis was $2.0 billion for the third quarter of 2022, down $0.5 billion year-over-year primarily driven by lower variable investment income partially offset by higher base portfolio income. New money reinvestment rates were above the base yield for the second consecutive quarter given the attractive interest rate and credit spread environment. Base yield expanded approximately 5 basis points and 24 basis points over the prior year quarter and sequential quarter, respectively.

The Company issued $1.0 billion of hybrid junior subordinated notes in August 2022, and ended the quarter with holding company liquidity of $2.0 billion as well as a Life Fleet RBC ratio in excess of its 400% target.

BUSINESS RESULTS

Individual Retirement	Three Months Ended September 30,
($ in millions)	2022	2021
Premiums and deposits	$3,792	$3,246
Spread income	$481	$690
Base spread income	$494	$459
Variable investment income (loss)	$(13)	$231
Fee income	$311	$386
Adjusted pre-tax operating income	$199	$257

•
Premiums and deposits increased $546 million as compared to the prior year quarter driven by higher fixed index annuity and fixed annuity deposits, partially offset by lower variable annuity deposits. Fixed index annuity deposits totaled $1.7 billion for the three-month period ending September 30, 2022, while fixed annuity deposits totaled more than $1.3 billion for the third consecutive quarter. Net flows for the quarter were $696 million, up from $240 million in the prior year quarter

•	Base net investment spread of 1.94% for the quarter reflects expansion of 8 basis points and 28 basis points on a prior year and sequential quarter basis, respectively
•
APTOI decreased $58 million year-over-year primarily due to lower variable investment income and lower fee income, partially offset by higher base spread income and a comparatively better impact from the annual actuarial assumption review

FOR IMMEDIATE RELEASE
Group Retirement	Three Months Ended September 30,
($ in millions)	2022	2021
Premiums and deposits	$2,039	$1,831
Spread income	$207	$319
Base spread income	$201	$193
Variable investment income	$6	$126
Fee income	$183	$224
Adjusted pre-tax operating income	$180	$317

•
Premiums and deposits increased $208 million as compared to the prior year quarter driven by higher group plan acquisitions and higher out-of-plan fixed annuity deposits, partially offset by lower out-of-plan variable annuity deposits

•	Base net investment spread of 1.59% for the quarter reflects expansion of 7 basis points and 25 basis points on a prior year and sequential quarter basis, respectively
•	APTOI decreased $137 million year-over-year primarily due to lower variable investment income and lower fee income, partially offset by higher base spread income

Life Insurance

	Three Months Ended September 30,
($ in millions)	2022	2021
Premiums and deposits	$1,057	$1,045
Underwriting margin	$329	$322
Underwriting margin excluding variable investment income	$327	$199
Variable investment income	$2	$123
Adjusted pre-tax operating income	$103	$121

•
APTOI decreased $18 million as compared to prior year quarter primarily due to a comparatively less favorable impact from the annual actuarial assumption review and lower variable investment income, partially offset by unfavorable non-recurring items in the prior year quarter driving lower general operating expenses. Additionally, underwriting margin benefited from improved mortality experience

•
COVID mortality experience in Life Insurance was in line with the previously disclosed estimate of exposure sensitivity of $65 million to $75 million per 100,000 population deaths based on the reported third quarter COVID-related deaths in the United States

FOR IMMEDIATE RELEASE
Institutional Markets

	Three Months Ended September 30,
($ in millions)	2022	2021
Premiums and deposits	$1,897	$994
Spread income	$62	$116
Base spread income	$59	$53
Variable investment income	$3	$63
Fee income	$16	$15
Underwriting margin	$19	$33
Underwriting margin excluding variable investment income	$18	$14
Variable investment income	$1	$19
Adjusted pre-tax operating income	$83	$142

•	Premiums and deposits increased $903 million as compared to the prior year quarter driven by new pension risk transfer and guaranteed investment contract transactions during the quarter
•	APTOI decreased $59 million as compared to the prior year quarter primarily due to lower variable investment income, partially offset by higher base portfolio income

Corporate and Other 3

	Three Months Ended September 30,
($ in millions)	2022	2021
Corporate expenses	$(49)	$(35)
Interest on financial debt	$(85)	$(8)
Asset management	$12	$15
Consolidated investment entities	$14	$62
Other	$(34)	$1
Adjusted pre-tax operating income (loss)	$(142)	$35

•
APTOI decreased $177 million as compared to the prior year quarter primarily due to higher interest expense on financial debt driven by the Company’s recapitalization as well as net investment losses on the unwind of internal securitizations as part of the separation from AIG

CAPITAL AND LIQUIDITY HIGHLIGHTS

•	Financial leverage ratio rose approximately 80 basis points to 29.2%, within our 25% to 30% targeted range
•
Adjusted book value declined $6.9 billion year-over-year largely driven by the $8.3 billion dividend declared in connection with the sale of the 9.9% equity interest to Blackstone in the fourth quarter of 2021

[3]	Includes consolidations and eliminations

FOR IMMEDIATE RELEASE
•
Generated $549 million of normalized distributions from the insurance companies for the three months ended September 30, 2022 and $2 billion of normalized distributions from our insurance companies for the nine months ended September 30, 2022

•	Paid first public company dividend of $0.23 per share of common stock on October 20, 2022
•	Declared fourth quarter dividend of $0.23 per share of common stock on November 8, 2022, payable on December 30, 2022 to stockholders of record at the close of business on December 16, 2022
•	Life Fleet RBC Ratio above targeted level of 400%
•	Parent liquidity of $2.0 billion as of September 30, 2022

CONFERENCE CALL

Corebridge will host a conference call on Wednesday, November 9, 2022, at 8:30 a.m. EST to review these results. The call is open to the public and can be accessed via a live listen-only webcast in the Investors section of www.corebridgefinancial.com. A replay will be available after the call at the same location.

Supplemental financial data and our investor presentation are available in the Investors section of www.corebridgefinancial.com.

# # #

About Corebridge Financial

Corebridge Financial makes it possible for more people to take action in their financial lives. With more than $345 billion in assets under management and administration as of September 30, 2022, Corebridge is one of the largest providers of retirement solutions and insurance products in the United States. We proudly partner with financial professionals and institutions to help individuals plan, save for and achieve secure financial futures. For more information, visit www.corebridgefinancial.com and follow us on LinkedIn, YouTube, Facebook and Twitter. These references with additional information about  Corebridge have been provided as a convenience, and the information contained on such websites is  not incorporated by reference into this press release.

Contacts

Josh Smith (Investors): investorrelations@corebridgefinancial.com
Dana Ripley (Media): dana.ripley@aig.com

# # #

In the discussion below, “we,” “us” and “our” refer to Corebridge and its consolidated subsidiaries, unless the context refers solely to Corebridge as a corporate entity.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING INFORMATION

This release contains forward-looking statements. Words such as “expects,” “believes,” “anticipates,” “intends,” “seeks,” “aims,” “plans,” “assumes,” “estimates,” “projects,” “should,” “would,” “could,” “may,” “will,” “shall” or variations of such words are generally part of forward-looking statements. Also, forward- looking statements include, without limitation, all matters that are not historical facts. Forward-looking statements are made based on management’s current expectations and beliefs concerning future developments and their potential effects upon Corebridge and its consolidated subsidiaries. There can be no assurance that future developments affecting Corebridge and its consolidated subsidiaries will be those anticipated by management.

FOR IMMEDIATE RELEASE
Any forward-looking statements included herein are not a guarantee of future performance and involve risks and uncertainties, and there are certain important factors that could cause actual results to differ, possibly materially, from expectations or estimates reflected in such forward-looking statements, including, among others, risks related to:

•
market conditions, including risks related to rapidly increasing interest rates, declining or negative interest rates, deterioration of market conditions, geopolitical tensions, equity market declines or volatility and the COVID-19 pandemic;

•
insurance risk and related exposures, including risks related to insurance liability claims  exceeding reserves, reinsurance becoming unavailable and the occurrence of events causing acceleration of the amortization of deferred acquisition costs;

•	our investment portfolio and concentration of investments, including risks related to realization of gross unrealized losses on fixed maturity securities and changes in investment valuations;
•
liquidity, capital and credit, including risks related to our access to funds from our subsidiaries being restricted, the possible incurrence of additional debt, the ability to refinance existing debt, the illiquidity of some of our investments, a downgrade in our insurer financial strength ratings and non-performance by counterparties;

•
our business and operations, including risks related to pricing for our products, guarantees within certain of our products, our use of derivatives instruments, marketing and distribution of our products through third parties, our reliance on third parties to provide business and administrative services, maintaining the availability of our critical technology systems, our risk management policies becoming ineffective, significant legal or regulatory proceedings, our business strategy becoming ineffective, intense competition, catastrophes, changes in our accounting principles and financial reporting requirements, our foreign operations, business or asset acquisitions and dispositions and our ability to protect our intellectual property;

•	the intense regulation of our business;
•
estimates and assumptions, including risks related to estimates or assumptions used in the preparation of our financial statements differing materially from actual experience, the effectiveness of our productivity improvement initiatives and impairments of goodwill;

•	competition and employees, including risks related to our ability to attract and retain key employees and employee error and misconduct;
•
our investment managers, including our reliance on agreements with Blackstone ISG-1 Advisors L.L.C. which we have a limited ability to terminate or amend and increased regulation or scrutiny of investment advisers and investment activities;

•
our separation from AIG, including risks related to the replacement or replication of functions and the loss of benefits from AIG’s global contracts, our inability to file a single US consolidated income federal income tax return for a five-year period, and limitations on our ability to use deferred tax assets to offset future taxable income;

•	our agreements with Fortitude Reinsurance Company Ltd.; and
•
other factors discussed in “Management’s Discussion and Analysis of Financial Conditions and Results of Operations” in our Quarterly Report on Form 10-Q for the period ended September 30, 2022 and “Risk Factors” in our prospectus filed on September 16, 2022 with the U.S. Securities and Exchange Commission pursuant to Rule 424(b)(4) under the Securities Act of  1933, as amended.

FOR IMMEDIATE RELEASE
Forward-looking statements should be read in conjunction with the other cautionary statements, risks, uncertainties and other factors identified in our filings with the Securities and Exchange Commission. Further, any forward-looking statement speaks only as of the date on which it is made, and we undertake no obligation to update or revise any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events, except as otherwise may be required by law.

NON-GAAP FINANCIAL MEASURES

Throughout this release, we present our financial condition and results of operations in the way we believe will be most meaningful and representative of our business results. Some of the measurements we use are ‘‘Non-GAAP financial measures’’ under Securities and Exchange Commission rules and regulations. We believe presentation of these non-GAAP financial measures allows for a deeper understanding of the profitability drivers of our business, results of operations, financial condition and liquidity. These measures should be considered supplementary to our results of operations and financial condition that are presented in accordance with GAAP and should not be viewed as a substitute for GAAP measures. The non-GAAP financial measures we present may not be comparable to similarly- named measures reported by other companies.

Adjusted pre-tax operating income (“APTOI”) is derived by excluding the items set forth below from income from operations before income tax. These items generally fall into one or more of the following broad categories: legacy matters having no relevance to our current businesses or operating performance; adjustments to enhance transparency to the underlying economics of transactions; and recording adjustments to APTOI that we believe to be common in our industry. We believe the adjustments to pre-tax income are useful for gaining an understanding of our overall results of operations.

APTOI excludes the impact of the following items:

FORTITUDE RELATED ADJUSTMENTS:

The modco reinsurance agreements with Fortitude Re transfer the economics of the invested assets supporting the reinsurance agreements to Fortitude Re. Accordingly, the net investment income on Fortitude Re funds withheld assets and the net realized gains (losses) on Fortitude Re funds withheld assets are excluded from APTOI. Similarly, changes in the Fortitude Re funds withheld embedded derivative are also excluded from APTOI.

As a result of entering into the reinsurance agreements with Fortitude Re we recorded a loss which was primarily attributed to the write-off of DAC, VOBA and deferred cost of reinsurance assets. The total loss and the ongoing results associated with the reinsurance agreement with Fortitude Re have been excluded from APTOI as these are not indicative of our ongoing business operations.

INVESTMENT RELATED ADJUSTMENTS:

APTOI excludes “Net realized gains (losses),” including changes in the allowance for credit losses on available-for-sale securities and loans, as well as gains or losses from sales of securities, except for gains (losses) related to the disposition of real estate investments. Net realized gains (losses), except for gains (losses) related to the disposition of real estate investments, are excluded as the timing of sales on invested assets or changes in allowances depend largely on market credit cycles and can  vary considerably across periods. In addition, changes in interest rates may create opportunistic scenarios to buy or sell invested assets. Our derivative results, including those used to economically hedge insurance liabilities, also included in net realized gains (losses) are similarly excluded from APTOI except earned income (periodic settlements and changes in settlement accruals) on derivative instruments used for non-qualifying (economic) hedges or for asset replication. Earned income on such economic hedges is reclassified from net realized gains and losses to specific APTOI line items based on the economic risk being hedged (e.g., net investment income and interest credited to policyholder account balances).

FOR IMMEDIATE RELEASE
Our investment-oriented contracts, such as universal life insurance, and fixed, fixed index and variable annuities, are also impacted by net realized gains (losses), and these secondary impacts are also excluded from APTOI. Specifically, the changes in benefit reserves and  DAC,  VOBA  and deferred sales inducement (“DSI”) assets related to net realized gains (losses) are excluded from APTOI.

VARIABLE, FIXED INDEX ANNUITIES AND INDEX UNIVERSAL LIFE INSURANCE PRODUCTS ADJUSTMENTS:

Certain of our variable annuity contracts contain guaranteed minimum withdrawal benefits (“GMWBs”) and are accounted for as embedded derivatives. Additionally, certain fixed index annuity contracts contain GMWB or indexed interest credits which are accounted for as embedded derivatives, and our index universal life insurance products also contain embedded derivatives. Changes in the fair value of these embedded derivatives, including rider fees attributed to the embedded derivatives, are recorded through “Net realized gains (losses)” and are excluded from APTOI.

Changes in the fair value of securities used to hedge guaranteed living benefits are excluded from APTOI.

OTHER ADJUSTMENTS:

Other adjustments represent all other adjustments that are excluded from APTOI and includes the net pre-tax operating income (losses) from noncontrolling interests related to consolidated investment entities. The excluded adjustments include, as applicable:

•	restructuring and other costs related to initiatives designed to reduce operating expenses, improve efficiency and simplify our organization;
•	non-recurring costs associated with the implementation of non-ordinary course legal or regulatory changes or changes to accounting principles;
•	separation costs;
•	non-operating litigation reserves and settlements;
•	loss (gain) on extinguishment of debt;
•	losses from the impairment of goodwill; and
•	income and loss from divested or run-off business.

Adjusted after-tax operating income attributable to our common shareholders (“Adjusted After-tax Operating Income” or “AATOI”) is derived by excluding the tax effected APTOI adjustments described above, as well as the following tax items from net income attributable to us:

•	changes in uncertain tax positions and other tax items related to legacy matters having no relevance to our current businesses or operating performance; and
•	deferred income tax valuation allowance releases and charges.

FOR IMMEDIATE RELEASE
Book value, excluding AOCI, adjusted for the cumulative unrealized gains and losses related  to  Fortitude Re’s funds withheld assets (“Adjusted Book Value”) is used to eliminate the asymmetrical impact resulting from changes in fair value of our available-for-sale securities portfolio where there is largely no offsetting impact for certain related insurance liabilities that are not recorded at fair value. In addition, we adjust for the cumulative unrealized gains and losses related to Fortitude Re’s funds withheld assets since these fair value movements are economically transferred to Fortitude Re.

Adjusted Book Value per Common Share is computed as adjusted book value divided by total common shares outstanding.

Adjusted Return on Average Equity (“Adjusted ROAE”) is derived by dividing AATOI  by  average  Adjusted Book Value and is used by management to evaluate our recurring profitability and evaluate trends in our business. We believe this measure is useful to investors because it eliminates items that can fluctuate significantly from period to period, including changes in fair value of our available-for-sale securities portfolio and foreign currency translation adjustments. This measure also eliminates the asymmetrical impact resulting from changes in fair value of our available-for-sale securities portfolio for which there is largely no offsetting impact for certain related insurance liabilities. In addition, we adjust for the cumulative unrealized gains and losses related to Fortitude Re funds withheld assets since these fair value movements are economically transferred to Fortitude Re.

Adjusted revenues exclude Net realized gains (losses) except for gains (losses) related to the disposition of real estate investments, income from non-operating litigation settlements (included in Other income for GAAP purposes) and changes in fair value of securities used to hedge guaranteed living benefits (included in Net investment income for GAAP purposes).

Net investment income (APTOI basis) is the sum of base portfolio income and variable investment income.

Normalized distributions are defined as dividends paid by the Life Fleet subsidiaries as well as the international insurance subsidiaries, less non-recurring dividends, plus dividend capacity that would have been available to Corebridge absent strategies that resulted in utilization of tax attributes. We believe that presenting normalized distributions is useful in understanding a significant component of our liquidity as a stand-alone company.

Operating EPS is calculated by dividing AATOI by weighted average diluted shares

Premiums and deposits is a non-GAAP financial measure that includes direct and assumed premiums received and earned on traditional life insurance policies, group benefit policies and life-contingent payout annuities, as well as deposits received on universal life insurance, investment-type annuity contracts, and GICs. We believe the measure of premiums and deposits is useful in understanding customer demand for our products, evolving product trends and our sales performance period over period.

KEY OPERATING METRICS AND KEY TERMS

Assets Under Management and Administration

•	Assets Under Management (“AUM”) include assets in the general and separate accounts of our subsidiaries that support liabilities and surplus related to our life and annuity insurance products.

FOR IMMEDIATE RELEASE
•	Assets Under Administration (“AUA”) include Group Retirement mutual fund assets and other third-party assets that we sell or administer and the notional value of Stable Value Wrap (SVW) contracts.
•	Assets Under Management and Administration (“AUMA”) is the cumulative amount of AUM and AUA.

Net Investment Income

•	Base portfolio income includes interest, dividends and foreclosed real estate income, net of investment expenses and non-qualifying (economic) hedges.
•
Variable investment income includes call and tender income, commercial mortgage loan prepayments, changes in market value of investments accounted for under the fair value option, interest received on defaulted investments (other than foreclosed real estate), income from alternative investments, affordable housing investments and other miscellaneous investment income, including income of certain partnership entities that are required to be consolidated. Alternative investments include private equity funds which are generally reported on a one-quarter lag.

Base spread income means base portfolio income less interest credited to policyholder account balances, excluding the amortization of deferred sales inducements assets.

Base net investment spread means base yield less cost of funds, excluding the amortization of deferred sales inducements assets.

Base yield means the returns from base portfolio income including accretion and impacts from holding cash and short-term investments.

Cost of funds means the interest credited to policyholders excluding the amortization of deferred sales inducement assets.

Fee and Spread Income and Underwriting Margin

•	Fee income is defined as policy fees plus advisory fees plus other fee income.
•
Spread income is defined as net investment income less interest credited to policyholder account balances, exclusive of amortization of deferred sales inducement assets. Spread income is comprised of both base spread income and variable investment income.

•
Underwriting margin for our Life Insurance segment includes premiums, policy fees, advisory fee income, net investment income, less interest credited to policyholder account balances and policyholder benefits and excludes the annual assumption update. For our Institutional Markets segment, select products utilize underwriting margin, which includes premiums, net investment income, non-SVW fee and advisory fee income, less interest credited and policyholder benefits and excludes the annual assumption update.

FOR IMMEDIATE RELEASE
Life Fleet RBC Ratio

•
Life Fleet includes our three primary risk-bearing entities, American General Life Insurance Company (“AGL”), The United States Life Insurance Company in the City of New York (“USL”) and The Variable Annuity Life Insurance Company (“VALIC”). AGL, USL and VALIC are domestic insurance entities with a statutory surplus greater than $500 million on an individual basis. The Life Fleet does not include AGC Life Insurance Company, as it has no operations outside of internal reinsurance.

•	Life Fleet RBC Ratio is the risk-based capital (“RBC”) ratio for the Life Fleet. RBC ratios are quoted using the Company Action Level.

FOR IMMEDIATE RELEASE
RECONCILIATIONS

The following tables present a reconciliation of pre-tax income (loss)/net income (loss) attributable to Corebridge to adjusted pre-tax operating income (loss)/adjusted after-tax operating income (loss) attributable to Corebridge:

Three Months Ended September 30,	2022				2021
(in millions)	Pre-tax	Total Tax (Benefit) Charge	Non- controlling Interests	After Tax	Pre-tax	Total Tax (Benefit) Charge	Non- controlling Interests	After Tax
Pre-tax income/net income, including noncontrolling interests	$3,102	$625	$—	$2,477	$1,953	$381	$—	$1,572
Noncontrolling interests	—	—	(126)	(126)	—	—	(152)	(152)
Pre-tax income/net income attributable to Corebridge	3,102	625	(126)	2,351	1,953	381	(152)	1,420
Fortitude Re Related items
Net investment income on Fortitude Re funds withheld assets	(157)	(33)	—	(124)	(445)	(94)	—	(351)
Net realized (gains) losses on Fortitude Re funds withheld assets	89	19	—	70	(169)	(35)	—	(134)
Net realized losses on Fortitude Re funds withheld embedded derivative	(1,463)	(314)	—	(1,149)	195	42	—	153
Subtotal Fortitude Re related items	(1,531)	(328)	—	(1,203)	(419)	(87)	—	(332)
Other reconciling Items:
Changes in uncertain tax positions and other tax adjustments	—	14	—	(14)	—	26	—	(26)
Deferred income tax valuation allowance (releases) charges	—	(127)	—	127	—	—	—	—
Changes in fair value of securities used to hedge guaranteed living benefits	(6)	(1)	—	(5)	(26)	(5)	—	(21)
Changes in benefit reserves and DAC, VOBA and DSI related to net realized gains (losses)	27	6	—	21	16	3	—	13
Net realized (gains) losses(a)	(1,143)	(240)	—	(903)	(414)	(86)	3	(325)
Non-operating litigation reserves and settlements	(3)	—	—	(3)	—	—	—	—
Separation costs	45	99	—	(54)	—	—	—	—
Restructuring and other costs	59	12	—	47	7	1	—	6
Non-recurring costs related to regulatory or accounting changes	1	—	—	1	7	1	—	6
Net (gain) loss on divestiture	(2)	(1)	—	(1)	(103)	(22)	—	(81)
Noncontrolling interests	(126)	—	126	—	(149)	—	149	—
Subtotal: Other Non-Fortitude Re reconciling Items	(1,148)	(238)	126	(784)	(662)	(82)	152	(428)
Total adjustments	(2,679)	(566)	126	(1,987)	(1,081)	(169)	152	(760)
Adjusted pre-tax operating income/ Adjusted after-tax operating income attributable to Corebridge common shareholders	$423	$59	$—	$364	$872	$212	$—	$660

(a)
Includes all net realized gains and losses except earned income (periodic settlements and changes in settlement accruals) on derivative instruments used for non-qualifying (economic) hedging or for asset replication. Additionally, gains (losses) related to the disposition of real estate investments are also excluded from this adjustment.

FOR IMMEDIATE RELEASE
The following table presents Corebridge’s adjusted pre-tax operating income by segment:

(in millions)	Individual Retirement	Group Retirement	Life Insurance	Institutional Markets	Corporate & Other	Eliminations	Total Corebridge
Three Months Ended September 30, 2022
Premiums	$56	$3	$422	$804	$20	$—	$1,305
Policy fees	203	109	371	49	—	—	732
Net investment income(a)	940	491	307	257	39	(3)	2,031
Net realized gains (losses)(a)(b)	—	—	—	—	132	—	132
Advisory fee and other income	108	74	28	—	31	—	241
Total adjusted revenues	1,307	677	1,128	1,110	222	(3)	4,441
Policyholder benefits	165	24	698	915	—	—	1,802
Interest credited to policyholder account balances(c)(d)	488	286	84	85	—	—	943
Amortization of deferred policy acquisition costs	234	22	59	2	—	—	317
Non-deferrable insurance commissions	87	31	30	7	1	—	156
Advisory fee expenses	34	31	—	—	—	—	65
General operating expenses	100	103	154	18	97	1	473
Interest expense	—	—	—	—	144	(8)	136
Net (gain) loss on divestitures	—	—	—	—	—	—	—
Total benefits and expenses	1,108	497	1,025	1,027	242	(7)	3,892
Noncontrolling interests	—	—	—	—	(126)	—	(126)
Adjusted pre-tax operating income (loss)	$199	$180	$103	$83	$(146)	$4	$423

FOR IMMEDIATE RELEASE
(in millions)	Individual Retirement	Group Retirement	Life Insurance	Institutional Markets	Corporate & Other	Eliminations	Total Corebridge
Three Months Ended September 30, 2021
Premiums	$68	$7	$347	$499	$21	$—	$942
Policy fees	244	135	288	47	—	—	714
Net investment income(a)	1,110	606	440	301	122	(11)	2,568
Net realized gains (losses)(a)(b)	—	—	—	—	152	—	152
Advisory fee and other income(e)	145	89	29	1	26	—	290
Total adjusted revenues	1,567	837	1,104	848	321	(11)	4,666
Policyholder benefits	205	32	662	598	—	—	1,497
Interest credited to policyholder account balances(c)(d)	487	289	88	75	—	—	939
Amortization of deferred policy
acquisition costs	373	16	(7)	1	—	—	383
Non-deferrable insurance commissions	94	31	36	6	1	—	168
Advisory fee expenses	43	34	—	—	—	—	77
General operating expenses	98	109	198	24	88	(6)	511
Interest expense	10	9	6	2	50	(7)	70
Loss on extinguishment of debt	—	—	—	—	—	—	—
Net (gain) loss on divestitures	—	—	—	—	—	—	—
Total benefits and expenses	1,310	520	983	706	139	(13)	3,645
Noncontrolling interests	—	—	—	—	(149)	—	(149)
Adjusted pre-tax operating income (loss)	$257	$317	$121	$142	$33	$2	$872

(a)	Adjustments include Fortitude Re activity of $1,531 million and $419 million for the three months ended September 30, 2022 and 2021, respectively.
(b)	Net realized gains (losses) includes the gains (losses) related to the disposition of real estate investments.
(c)	Includes deferred sales inducement in Individual Retirement of $29 million and $67 million for the three months ended September 30, 2022 and 2021, respectively.
(d)	Includes deferred sales inducement in Group Retirement of $2 million and $2 million for the three months ended September 30, 2022 and 2021, respectively.
(e)
Individual Retirement includes advisory fee income of $3 million for the three months ended September 30, 2021 related to the assets of our retail mutual funds business that were sold to Touchstone on July 16, 2021, or otherwise liquidated in connection with the sale.

The following table presents a summary of Corebridge’s spread income, fee income and underwriting margin:

	Three Months Ended September 30,
(in millions)	2022	2021
Individual Retirement
Spread income	$481	$690
Fee income(a)	311	386
Total Individual Retirement(a)	792	1,076
Group Retirement
Spread income	207	319
Fee income	183	224
Total Group Retirement	390	543
Life Insurance
Underwriting margin	329	322
Total Life Insurance	329	322

FOR IMMEDIATE RELEASE
	Three Months Ended September 30,
(in millions)	2022	2021
Institutional Markets(b)
Spread income	62	116
Fee income	16	15
Underwriting margin	19	33
Total Institutional Markets	97	164
Total
Spread income	750	1,125
Fee income	510	625
Underwriting margin	348	355
Total	$1,608	$2,105

(a)
Excludes fee income of $3 million and for the three  months ended September 30, 2021,  related to the assets of our retail mutual funds business that were sold to Touchstone on July 16, 2021, or otherwise liquidated in connection with the sale.

(b)	Fee income for Institutional Markets includes only SVW fee income, while underwriting margin includes fee and advisory income on products other than SVW.

The following table presents Life Insurance underwriting margin:

	Three Months Ended September 30,
(in millions)	2022	2021
Premiums	$422	$347
Policy fees	371	288
Net investment income	307	440
Other income	28	29
Policyholder benefits	(698)	(662)
Interest credited to policyholder account balances	(84)	(88)
Less: Impact of annual actuarial assumption update	(17)	(32)
Underwriting margin	$329	$322

The following table presents Institutional Markets spread income, fee income and underwriting margin:

	Three Months Ended September 30,
(in millions)	2022	2021
Net investment income	$221	$246
Interest credited to policyholder account balances	(58)	(47)
Policyholder benefits	(101)	(83)
Total spread income(a)	$62	$116
SVW fees	16	15
Total fee income	$16	$15
Premiums	(10)	(9)
Policy fees (excluding SVW)	33	32
Net investment income	34	52
Advisory fee income	—	—
Policyholder benefits	(8)	(14)
Interest credited to policyholder account balances	(27)	(28)
Less: Impact of annual actuarial assumption update	(3)	—
Total underwriting margin(b)	$19	$33

(a)	Represents spread income from GIC, PRT and structured settlement products.
(b)	Represents underwriting margin from Corporate Markets products, including private placement variable universal life insurance and private placement variable annuity products.

FOR IMMEDIATE RELEASE
The following table presents the Operating EPS:

	Three Months Ended September 30,
(in millions, except per common share data)	2022		2021
GAAP Basis
Numerator for EPS
Net income (loss)	$2,477		$1,572
Less: Net income (loss) attributable to noncontrolling interests	126		152
Net income (loss) attributable to Corebridge common shareholders	$2,351		$1,420
Net income attributable to Class A shareholders	N/A		$1,279
Net income attributable to Class B shareholders	N/A		$141

Denominator for EPS (1)
Weighted average common shares outstanding - basic	$645.7		N/A
Dilutive common shares (2)	0.7	$	N/A
Weighted average common shares outstanding - diluted	646.4		N/A
Common stock Class A - basic and diluted	N/A		581.1
Common stock Class B - basic and diluted	N/A		63.9

Income per common share attributable to Corebridge common shareholders (1)
Basic
Common stock	$3.64		N/A
Common stock Class A	N/A		$2.20
Common stock Class B	N/A		$2.20
Diluted
Common stock	$3.63		N/A
Common stock Class A	N/A		$2.20
Common stock Class B	N/A		$2.20

Operating Basis (1)	$364		$660
Adjusted after-tax operating income attributable to Corebridge shareholders	646.4		645.0
Weighted average common shares outstanding - diluted	$0.57		$1.02
Operating earnings per common share

(1)	The results of the September 6, 2022 stock split have been applied retroactively for all periods prior to September 6, 2022. Operating earnings per share is the same for Common stock Class A and B.
(2)	Potential dilutive common shares include our share-based employee compensation plans.

Note: On September 6, 2022, Corebridge Financial, Inc. effectuated a stock split and recapitalization of its 100,000 shares of common stock, of which 90,100 shares were Class A Common Stock and 9,900 shares were Class B Common Stock. Subsequent to September 6, 2022, there is only a single class of Common Stock therefore the two-class method for allocating net income will no longer be applicable. Corebridge Financial, Inc. split its 100,000 shares of Class A shares and Class B shares in a 6,450 to 1 stock split for a total of 645,000,000 shares of a single class of Common Stock.

The results of the stock split have been applied retroactively to the weighted average common shares outstanding for all periods prior to September 6, 2022. After closing the sale of a 9.9% equity stake in Corebridge to Blackstone on November 2, 2021, Blackstone owned 66,825,000 shares of Class B Common Stock. Prior to the sale of the Class B shares to Blackstone on November 2, 2021, Class B shares were owned exclusively by AIG. The Class B Common Stock is pari passu to the Class A Common Stock except for distributions associated with the sale of the affordable housing portfolio.

Prior to September 6, 2022, we used the two-class method for allocating net income to each class of our common stock. Prior to November 1, 2021, the EPS calculation allocates all net income ratably to Class A and Class B shares. After November 2, 2021, income was allocated ratably to the Class A and B shares, except for distributions associated with the sale of the affordable housing portfolio in 2021 for which the Class B shareholder does not participate.

The following table presents a reconciliation of dividends to normalized distributions:

	Three Months Ended September 30,		Nine Months Ended September 30,
(in millions)	2022	2021	2022	2021
Subsidiary dividends paid	$421	$323	$1,621	$923
Less: Non-recurring dividends	—	—	—	—
attributes	128	402	401	770
Normalized distributions	$549	$725	$2,022	$1,693

The following table presents the reconciliation of Adjusted Book Value:

At Period End	September 30, 2022	September 30, 2021
(in millions, except per share data)
Total Corebridge shareholders’ equity (a)	$7,529	$36,509
Less: Accumulated other comprehensive income (AOCI)	(17,290)	10,596
Add: Cumulative unrealized gains and losses related to Fortitude Re funds withheld assets	(2,951)	2,824
Total adjusted book value (b)	21,868	28,737
Total common shares outstanding (c)	645.0	645.0
Book value per common share (a/c)	$11.67	56.60
Adjusted book value per common share (b/c)	$33.90	$44.55

FOR IMMEDIATE RELEASE
The following table presents the reconciliation of Adjusted ROAE:

	Three Months Ended September 30,
(in millions, unless otherwise noted)	2022	2021
Actual or annualized net income (loss) attributable to Corebridge shareholders (a)	$9,404	$5,680
Actual or annualized adjusted after-tax operating income attributable to Corebridge shareholders (b)	1,456	2,640
Average Corebridge shareholders’ equity (c)	9,706	36,462
Less: Average AOCI	(14,045)	11,246
Add: Average cumulative unrealized gains and losses related to Fortitude Re funds withheld assets	(2,337)	2,977
Average Adjusted Book Value (d)	$21,414	$28,193
Return on Average Equity (a/c)	96.9%	15.6%
Adjusted ROAE (b/d)	6.8%	9.4%

The following table presents a reconciliation of net investment income (net income basis) to net investment income (APTOI) basis:

	Three Months Ended September 30,
(in millions)	2022	2021
Net investment income (net income basis)	$2,160	$3,005
Net investment (income) on Fortitude Re funds withheld assets	(157)	(445)
Change in fair value of securities used to hedge guaranteed living benefits	(13)	(14)
Other adjustments	(13)	(6)
Derivative income recorded in net realized investment gains (losses)	54	28
Total adjustments	(129)	(437)
Net investment income (APTOI basis) (a)	$2,031	$2,568

(a)	Includes net investment income (loss) from Corporate and Other of $39 million and $122 million for the three months ended September 30, 2022 and 2021, respectively.

FOR IMMEDIATE RELEASE
The following table presents the premiums and deposits:

	Three Months Ended September 30,
(in millions)	2022	2021
Individual Retirement
Premiums	$56	$68
Deposits(a)	3,740	3,179
Other(b)	(4)	(1)
Premiums and deposits	3,792	3,246
Group Retirement
Premiums	3	7
Deposits	2,036	1,824
Premiums and deposits(c)	2,039	1,831
Life Insurance
Premiums	422	347
Deposits	404	403
Other(b)	231	295
Premiums and deposits	1,057	1,045
Institutional Markets
Premiums	804	499
Deposits	1,085	488
Other(b)	8	7
Premiums and deposits	1,897	994
Total
Premiums	1,285	921
Deposits	7,265	5,894
Other(b)	235	301
Premiums and deposits	$8,785	$7,116

(a)
Excludes deposits from the assets of our retail mutual funds business that were sold to Touchstone on July 16, 2021, or otherwise liquidated in connection with the sale. Deposits from these retail mutual funds were $11 million for the three months ended September 30, 2021.

(b)	Other principally consists of ceded premiums, in order to reflect gross premiums and deposits.
(c)	Excludes client deposits into advisory and brokerage accounts of $463 million and $664 million for the three months ended September 30, 2022 and 2021, respectively.